                              ACKNOWLEDGMENT OF RECEIPT
                                 OF SETTLEMENT FUNDS
                                  ("ACKNOWLEDGMENT")



         On November 1, 1996, Compania Mexicana de Aviacion, S.A. de C.V. ("Mexicana"), on the one hand, and ADI Consignment Sales, Inc., Aviation Distributors, Inc. and Osamah S. Bakhit (collectively, the "ADI Parties"), entered into a Settlement Agreement ("Agreement") that required the ADI Parties to make certain payments to Mexicana. Section 2 of the Agreement required the ADI Parties to make various payments to Mexicana at specified times in calendar year 1997, which payments remain outstanding.

         Mexicana and the ADI Parties now agree to modify the Agreement to allow the ADI Parties to satisfy all of the remaining payment obligations required by the Agreement in exchange for a lump sum payment of Eight Hundred Fifty Thousand Dollars ($850,000.00), to be paid to Mexicana by cashier's check on or before March 15, 1997. Mexicana agrees that the ADI Parties' payment of Eight Hundred Fifty Thousand Dollars ($850,000) satisfies, in full the remaining monetary obligations owed to Mexicana under the Agreement.

         Nothing in this Acknowledgment shall change or modify any of the agreements contained in the November 1, 1996, Agreement that do not relate specifically to the payment of monies, and all remaining terms and conditions of the Agreement shall remain in force. Within ten (10) days upon Mexicana's receipt of the Eight Hundred Fifty Thousand Dollars ($850,000.00), Mexicana shall deliver to



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

Sheppard, Mullin, Richter & Hampton Attention: Paul F. Rafferty, the original stipulated consent judgement pursuant to Section 3(e) of the Agreement.

         Facsimile signatures are sufficient to bind the parties. This Acknowledgment may be signed in counterparts.

         This Acknowledgment, and the agreements contained herein, shall be null and void if Mexicana does not receive a valid cashier's check in the full amount of Eight Hundred Fifty Thousand Dollars ($850,000.00) on or before March 15, 1997.

"MEXICANA"                             "ADI PARTIES"

COMPANIA MEXICANA de AVIACION,         ADI CONSIGNMENT SALES, INC.
S.A. de C. V.


By:  /s/Javier Christlieb               By: /s/Osamah S. Bakhit
    -----------------------                -----------------------

    Its: Sr. V.P. Legal                    Its:      CEO
         -----------------                       -----------------

                                       AVIATION DISTRIBUTORS, INC.

                                       By:  /s/Osamah S. Bakhit
                                           -----------------------
                                            Its:     CEO
                                                 -----------------


                                         /s/Osamah S. Bakhit
                                       ---------------------------
                                       OSAMAH S. BAKHIT


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